EXHIBIT (a)(10)

         AMENDMENT DATED NOVEMBER 16, 2006 TO THE DECLARATION OF TRUST

                           PHOENIX INSIGHT FUNDS TRUST
                                  (THE "TRUST")

          AMENDMENT DATED NOVEMBER 16, 2006 TO THE DECLARATION OF TRUST
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     Article II, Sections 2.11 and 2.12 are amended and restated as follows:

                                   ARTICLE II

                                    Trustees
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         Section 2.11. Number of Trustees. The number of Trustees shall be set by resolution of the Board of Trustees of the Trust.

         Section 2.12. Election and Tenure. Except for the Trustees appointed to fill vacancies pursuant to Section 2.14 hereof, the Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders on a date fixed by the Trustees. The tenure of Trustees shall be set by resolution of the Board of Trustees of the Trust. In the event that less than a majority of the Trustees holding office have been elected by the Shareholders, to the extent required by the 1940 Act, the Trustees then in office shall call a Shareholders' meeting for the election of Trustees. Any Trustee may resign at any time by written instrument signed by her or him and delivered to any officer of the Trust or to the Secretary of any meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following her or his resignation or removal, or any right to damages on account of such removal. Any Trustee may be removed with or without cause at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares of the Trust or by a vote of two-thirds of the number of Trustees prior to such removal.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the undersigned being a majority of the current Trustees of the Trust, have executed this instrument as of this 16th day of November, 2006.


                             /s/ George R. Aylward
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                             George R. Aylward

                             /s/ E. Virgil Conway
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                             E. Virgil Conway

                             /s/ Harry Dalzell-Payne
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                             Harry Dalzell-Payne

                             /s/ Francis E. Jeffries
                             -------------------------------------------
                             Francis E. Jeffries

                             /s/ Leroy Keith, Jr.
                             --------------------------------------------
                             Leroy Keith, Jr.

                             /s/ Marilyn E. LaMarche
                             --------------------------------------------
                             Marilyn E. LaMarche

                             /s/ Philip R. McLoughlin
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                             Philip R. McLoughlin

                             /s/ Geraldine M. McNamara
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                             Geraldine M. McNamara

                             /s/ James M. Oates
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                             James M. Oates

                             /s/ Richard E. Segerson
                             --------------------------------------------
                             Richard E. Segerson

                             /s/ Ferdinand L. J. Verdonck
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                             Ferdinand L. J. Verdonck